UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2006 (April 26, 2006)

J. ALEXANDER’S CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	1-08766	62-0854056

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37202

(Address of principal executive offices) (Zip Code)

(615) 269-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.
Entry into a Material Definitive Agreement.
     On April 26, 2006, the Stock Option and Compensation Committee (“Committee”) of the Board of Directors of the Company approved the following:
     The Salary Continuation Agreements of Lonnie J. Stout, the Chief Executive Officer of the Company, and each other executive officer were amended and restated to comply with Section 409A of the Internal Revenue Code to delay the commencement of certain payments under the Salary Continuation Agreements for six months after termination of employment. In addition, benefit amounts under Mr. Stout’s Salary Continuation Agreement were increased to the following:
     The vested cash benefit amount currently payable upon termination of employment for any reason other than death or retirement at or after age 65 was increased to $936,766, payable in a lump sum on the first day of the seventh month after such termination.
     Annual benefits payable upon retirement for 15 years upon separation from employment on or after age 65 were increased to $175,950 annually.
     The cash benefit payable upon death while employed, prior to age 65, was increased to $351,900 for the first full year following death, and $175,950 each year for nine years thereafter.
     In addition, the Committee established performance targets for payment of 2006 bonuses to executive officers under the Company’s Cash Incentive Performance Program, based on achieved levels of earnings before interest, taxes, depreciation, amortization, pre-opening costs and stock option expense.
     In addition, on April 27, 2006, the Company received the consent of Bank of America, N.A. to extend the maturity date of its credit facility to May 31, 2006. No borrowings are outstanding under the facility. The parties are negotiating an amendment and restatement of the credit facility for a three-year term, but no definitive agreements have been completed.

Item 2.02. Results of Operations and Financial Condition.

     On April 28, 2006, J. Alexander’s Corporation issued a press release announcing its financial results for the first quarter ended April 2, 2006, the text of which is set forth in Exhibit 99.1.

Item 7.01. Regulation FD Disclosure.

     J. Alexander’s Corporation’s press release announcing its financial results for the first quarter ended April 2, 2006 is furnished as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits:

          The following exhibit is furnished herewith:

          99.1      Press Release dated April 28, 2006.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 28, 2006	J. ALEXANDER’S CORPORATION
	By:	/s/ R. Gregory Lewis
R. Gregory Lewis
Chief Financial Officer, Vice President of Finance and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by J. Alexander’s Corporation dated April 28, 2006

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